EXHIBIT 10.4

PARENT GUARANTEE AGREEMENT

between

INTERNATIONAL BUSINESS MACHINES CORPORATION

and

[SELLER]

Dated as of May 25, 2007

i

PARENT GUARANTEE AGREEMENT

This PARENT GUARANTEE AGREEMENT (this “Agreement”), dated as of May 25, 2007, is entered into between International Business Machines Corporation, a New York corporation, (“Guarantor”) and [SELLER] (“Seller”) and contains a guarantee made by Guarantor in favor of Seller.

W I T N E S S E T H:

WHEREAS, Guarantor is the issuer of shares of common stock, par value $0.20 per share (Ticker: IBM) (“Shares”);

WHEREAS, IBM International Group B.V. (“Company”) and Seller have entered into a Cover Letter for Accelerated Share Repurchase dated as of May 25, 2007, including a Schedule of Standard Terms and Conditions attached thereto, (together, the “Accelerated Share Repurchase Agreement”), pursuant to which, Company and Seller may enter into a transaction to purchase and sell Shares upon the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, it is a condition precedent to the effectiveness of the Transaction that Guarantor shall have executed and delivered this Agreement to Seller;

NOW, THEREFORE, in consideration of the premises and to induce Seller to enter into the Accelerated Share Repurchase Agreement, Guarantor hereby agrees with Seller, for the benefit of Seller, as follows:

ARTICLE 1
DEFINED TERMS

Section 1.01.  Definitions.  (a) Unless otherwise defined herein, terms defined in the Accelerated Share Repurchase Agreement are used herein as therein defined.

(b)           The following terms have the following meanings:

“Accelerated Share Repurchase Agreement”: has the meaning set forth in the introductory paragraph hereof.

“Agreement”:  has the meaning set forth in the introductory paragraph hereof.

“Company”: has the meaning set forth in the introductory paragraph hereof.

“Exchange Act”: has the meaning set forth in Section 3.01.

“Guarantor”:  has the meaning set forth in the introductory paragraph hereof.

“Seller”: has the meaning set forth in the introductory paragraph hereof.

“Shares”: has the meaning set forth in the introductory paragraph hereof.

“Transaction”: has the meaning set forth in the introductory paragraph hereof.

ARTICLE 2
GUARANTEE

Section 2.01.  Guarantee.  Guarantor hereby unconditionally and irrevocably guarantees to Seller, for the benefit of Seller, the prompt and complete payment and performance when due of the obligations of Company under the Accelerated Share Repurchase Agreement (including, without limitation, any obligation Company may have under the Settlement provisions of the Accelerated Share Repurchase Agreement), as may be further modified, amended or supplemented from time to time (collectively, the “Obligations”).  Any amounts or deliveries that would be owed or become due by Company to Seller under the Accelerated Share Repurchase Agreement  but are unenforceable or not allowable against Company because Company is the subject of a bankruptcy, liquidation, reorganization or similar case or proceeding, shall nonetheless be deemed owed or due for the purposes of this Article.  Seller shall not be obligated to file any claim relating to the Obligations in the event Company becomes subject to a bankruptcy, liquidation, reorganization or similar case or proceeding, and the failure by Seller to so file shall not affect Guarantor’s obligations hereunder.

(a)           This Article is a guarantee of payment and performance when due and not of collection.  Guarantor agrees that Seller may resort to Guarantor for payment or performance of any of the Obligations, whether or not Seller shall have proceeded or attempted to proceed against Company or any other entity principally or secondarily obligated with respect to the Obligations.

(b)           Guarantor’s obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any of the Obligations is rescinded or must otherwise be returned by Seller upon or as a result of the insolvency, bankruptcy, liquidation or reorganization of Company or otherwise, all as though such payment or performance had not been made.

Section 2.02.  Guarantee Absolute and Unconditional.  Guarantor guarantees that the Obligations will be performed strictly in accordance with the provisions of this Agreement and the Accelerated Share Repurchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such provisions or the rights of Seller with respect thereto.  The liability of Guarantor under this Article shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, any defenses it may now or hereafter have (including any defense based on the failure to provide notice to or obtain the consent of Guarantor) in any way relating to, any or all of the following:

(a)           lack of validity or enforceability of this Agreement or the Accelerated Share Repurchase Agreement;

(b)           the entry into additional transactions, any indulgence, concession, waiver or consent given to Company, or any other changes in the amount of, time, manner or place of payment of, or in any other term of any or all of the Obligations;

(c)           any change, restructuring or termination in or of the structure or existence of Company; or

(d)           any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, Guarantor or Company.

Section 2.03.  Waiver and Acknowledgements.  (a) Guarantor hereby waives promptness, diligence, demand for performance, notice of acceptance, presentment, protest, non-performance, default, acceleration, early termination, protest or dishonor, any other notice with respect to any of the Obligations and this Article, and any requirement that Seller exhaust any right or take any action against Guarantor or any other entity.

(b)           Guarantor hereby waives any right to revoke this guarantee, and acknowledges that its obligations under this Article is continuing in nature and applies to all Obligations, whether existing now or in the future.

(c)           Guarantor hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by Seller that in any manner impairs, reduces, releases or otherwise adversely affects Guarantor’s subrogation, reimbursement, exoneration, contribution or indemnification rights or other rights to proceed against Company, any other guarantor or any other entity, and (ii) any defense based on any right of set-off or counterclaim against or in respect of Guarantor’s obligations under this Article.

Section 2.04.  Subrogation.  Guarantor will not exercise any rights that it may now have or hereafter acquire against Company or any other guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Article, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Seller against Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Company or any other guarantor, directly or indirectly, in cash or other property, by set-off or in any other manner, payment on account of such claim, remedy or right, unless and until all of the Obligations shall have been finally and irrevocably satisfied in full.  If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to the final and irrevocable payment or performance in full of all of the Obligations, such amount shall be held in trust for the benefit of Seller and shall forthwith be paid to Seller to be (at the election of Seller) credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the Accelerated Share Repurchase Agreement.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GUARANTOR

Section 3.01.  Representations, Warranties and Agreements of Guarantor.

(a)           Guarantor represents and warrants to Seller that it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such law, in good standing.

(b)           Guarantor represents and warrants to Seller that (i) it has all corporate power and authority to enter into this Agreement and (ii) this Agreement has been duly authorized and validly executed and delivered by Guarantor and constitutes a valid and legally binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.

(c)           Guarantor represents and warrants to Seller that the execution and delivery by Guarantor of, and the compliance by the Guarantor with all of the provisions of, this Agreement and the consummation of the Transaction will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Guarantor or any of its subsidiaries is a party or by which Guarantor or any of its subsidiaries is bound or to which any of the property or assets of Guarantor or any of its subsidiaries is subject, and which conflict, breach or default has a material adverse effect on the Guarantor and its subsidiaries taken as a whole or (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Guarantor or any of its subsidiaries or any of their respective properties.

(d)           Guarantor represents and warrants to Seller that, except as contemplated by clause (e) below, no consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over Guarantor or any of its subsidiaries or any of their respective properties is required for the execution and delivery by Guarantor of, and the performance by Guarantor of all its obligations  under this Agreement or the consummation by Guarantor of the transaction contemplated hereby.

(e)           Guarantor represents and warrants to Seller that Guarantor has made as of June 1, 2007, and agrees that it shall use its best efforts during the Averaging Period and the Valuation Period (if any) to make, all filings, if any, required to be made by it with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the existence and terms of the Transaction.

(f)            Guarantor represents and warrants to Seller as of the date hereof and agrees that as of the date, if any, that Company delivers a Company Election Notice to Seller choosing Share Settlement, neither Guarantor nor any of its officers and directors is, or will be, as the case may be, aware of any material nonpublic information regarding Guarantor or the Shares.

(g)           Guarantor represents and warrants to Seller as of June 1, 2007 and agrees that as of the date, if any, that Company delivers a Company Election Notice to Seller choosing Share Settlement, all reports and other documents filed by Guarantor with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           Guarantor represents and warrants to Seller that Guarantor is not entering into this Agreement to facilitate a distribution of the Shares (or any security convertible into or exchangeable for Shares) or in connection with a future issuance of securities.

(i)            Guarantor represents and warrants to Seller that Guarantor is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), in any case for the purpose of inducing the purchase or sale of any such securities by others.

(j)            Guarantor represents and warrants to Seller on the Purchase Date and agrees that on each day to and including the final day of the Valuation Period (i) its assets at their fair valuation exceed its liabilities, including contingent liabilities, (ii) its capital is adequate to conduct its business and (iii) it has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(k)           Guarantor shall use its best efforts to cause the Registration Statement to remain effective under the Securities Act for a period of 30 days immediately following the date any Registered Payment Shares are delivered to Seller pursuant to Section 5(a)(ii) of the Accelerated Share Repurchase Agreement and facilitate the ability of the Seller or Seller’s affiliates to distribute the Registered Payment Shares in compliance with the Securities Act.

(l)            Guarantor acknowledges and agrees that it is not relying, and has not relied, upon Seller or any affiliate of Seller with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof.  It further acknowledges and agrees that neither Seller nor any affiliate of Seller has acted as its advisor in any capacity in connection with this Agreement.  It is entering into this Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks. Without limiting the generality of the foregoing, it acknowledges that Seller is not making any representations or warranties with respect to the treatment of the Transaction contemplated by the Accelerated Share Repurchase Agreement under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(m)          Guarantor agrees that neither it nor any of its affiliates or agents shall take any action that would cause Regulation M to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by it or any of its affiliated purchasers (as defined in Regulation M) during the Averaging Period or, if the Settlement Amount is greater than zero, the Valuation Period, unless the Guarantor or its affiliates has provided written notice to Seller of a planned “distribution” (as defined in Regulation M) of Shares or any security for which the Shares are a reference security not later than the opening of trading on the first day of the relevant “restricted period” (as defined in Regulation M).  The Guarantor acknowledges that any such notice is likely to result in the extension or suspension of the Averaging Period or the Valuation Period, as the case may be, pursuant to Section 3(c) of the Accelerated Share Repurchase Agreement.  Accordingly, the Guarantor acknowledges that it will not provide such notice while aware of material non-public information.

(n)           Guarantor represents and warrants to Seller that it is not and, after giving effect to any Transaction, will not be, required to register as an

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)           Guarantor represents and warrants to Seller that it has publicly disclosed its program for the acquisition of Shares.

(p)           Guarantor further represents, warrants and covenants to Seller that:

(i)            Guarantor does not have, and shall not attempt to exercise, any influence over how, when or whether Seller effects any purchases of Shares in connection with the Accelerated Share Repurchase Agreement;

(ii)           from and including the date hereof to and including the last Settlement Day under the Accelerated Share Repurchase Agreement, neither the Guarantor nor its officers or employees shall, directly or indirectly, communicate any material nonpublic information regarding the Guarantor or the Shares to, or otherwise influence the trading decisions of, any Restricted Contact Personnel;

(iii)          Guarantor is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act; and

(iv)          Guarantor will not alter or deviate from this Agreement or enter into or alter a corresponding hedging transaction with respect to the Shares and will otherwise comply with Rule 10b5-1(c)(1)(i)(C).

(q)           Guarantor represents and agrees that it has not made and will not make Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Guarantor or any of its affiliated purchasers during any of the four calendar weeks preceding the first day of the Averaging Period or during the calendar week in which the first day of the Averaging Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(r)            From the date hereof through the last day of the Averaging Period or, if the Settlement Amount is greater than zero, through the last day of the Valuation Period, Guarantor agrees to (i) notify Seller prior to the opening of trading in the Shares on any day on which Guarantor makes, or expects to make, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Guarantor (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Seller following any such announcement that such announcement has been made, and (iii) promptly deliver to Seller following the making of any such announcement a certificate indicating (A) Guarantor’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Guarantor’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, Guarantor shall promptly notify Seller of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Guarantor acknowledges that any such public announcement may cause the Averaging Period or the Valuation Period, as the case may be, to be suspended pursuant to Section 3(c) of the Accelerated Share Repurchase Agreement.  Accordingly, Guarantor acknowledges it will not provide such notice while aware of material non-public information.

(s)           On any Trading Day prior to the last Settlement Date under the Accelerated Share Repurchase Agreement on which Seller is permitted to purchase Shares pursuant to the Accelerated Share Repurchase Agreement, without the prior written consent of Seller,  Guarantor shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares except as contemplated in Section 4.14 below.  For purposes of clarification, Seller acknowledges and agrees that purchases effected for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18) shall not be prohibited by the Agreement.

(t)            In respect of any settlement pursuant to the Accelerated Share Repurchase Agreement in which Company is obligated to deliver Shares to Seller, Guarantor shall use its best efforts to facilitate the delivery of Shares by Company pursuant to Sections 5 and 6 of the Accelerated Share Repurchase Agreement. Without limiting the generality of the foregoing, if necessary, Guarantor shall use its best efforts to cause the number of authorized but unissued Shares to be increased to an amount sufficient to permit the Company to fulfill its obligations under Section 5 of the Accelerated Share Repurchase Agreement.

(u)           In respect of any cash payment obligation of Guarantor under this Agreement, Guarantor shall have the right to settle such obligation in Shares applying the settlement procedures in Sections 5 and 6 of the Accelerated Share Repurchase Agreement mutatis mutandis. Seller may designate any of its affiliates to take delivery, and otherwise perform its obligations to take delivery of, as the case may be, any Shares in respect of this Agreement.

ARTICLE 4
MISCELLANEOUS

Section 4.01.  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written consent of the parties hereto.

Section 4.02.  No Waiver by Course of Conduct; Cumulative Remedies.   Seller shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder.  No failure to exercise, nor any delay in exercising, on the part of Seller, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Seller of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Seller would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 4.03.  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of Seller and its successors and assigns. The rights and duties under this Agreement may not be assigned or transferred by the Guarantor or Seller without the prior written consent of the other party, not to be unreasonably withheld.

Section 4.04.  Set-Off.  Notwithstanding any provision of this Agreement, the Accelerated Share Repurchase Agreement or any other agreement between the parties to the contrary, Obligations under this Agreement shall not be set off by either party against any other obligations of the other party or that other party’s affiliate, whether arising under this Agreement, under any other agreement between the parties hereto, by operation of law or otherwise.

Section 4.05.  No Collateral. Notwithstanding any provision of this Agreement, the Accelerated Share Repurchase Agreement or any other agreement between the parties to the contrary, the Obligations of the parties hereunder are not secured by any collateral.

Section 4.06.  Equity Rights. The Seller agrees that in the event of bankruptcy of the Company or IBM, the Seller shall not have any rights or assert a claim in respect of this Agreement, the Accelerated Share Repurchase Agreement or the transactions contemplated thereby that is senior in priority to the rights and claims available to shareholders of Shares.

Section 4.07  Acknowledgments and Agreements With Respect To Hedging and Market Activity.

(a)           Subject to Section 4.07(c) of this Agreement, Guarantor acknowledges and agrees that:

(i)            During the Averaging Period and, if applicable, the Valuation Period, Seller and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the transactions contemplated by the Accelerated Share Repurchase Agreement;

(ii)           Seller and its affiliates also may be active in the market for the Shares other than in connection with hedging activities in relation to the transactions contemplated by the Accelerated Share Repurchase Agreement;

(iii)          Seller shall make its own determination as to whether, when or in what manner any hedging or market activities in Guarantor’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Daily Average Price and Reported VWAP; and

(iv)          Any market activities of Seller and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Daily Average Price and Reported VWAP, each in a manner that may be adverse to Company and to Guarantor.

(b)           Each of Guarantor and Seller agrees that Non-Reliance as set forth in Section 13.1 of the ISDA Definitions, Agreements and Acknowledgments Regarding Hedging Activities as set forth in Section 13.2 of the ISDA Definitions and Additional Acknowledgments as set forth in Section 13.4 of the ISDA Definitions shall be deemed to be Applicable to the transactions contemplated by this Agreement as if this Agreement were a confirmation that was governed by, and incorporated, such Sections of the ISDA Definitions.

(c)           Subject to Section 3.01(i) herein, Seller represents and agrees that it is not entering into this Agreement, and will not purchase Shares in connection with this Agreement during the Averaging Period or otherwise, to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), in any case for the purpose of inducing the purchase or sale of any such securities by others; it being understood that the Seller shall not be responsible for reporting errors of the NYSE or third party reporting systems on which it may be relying.

Section 4.08.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 4.09.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.10.  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 4.11.  Integration.  This Agreement to which Guarantor is a party represents the agreement of Guarantor and Seller with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Seller relative to the subject matter hereof not expressly set forth or referred to herein.

Section 4.12.  Governing Law; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)           EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.13.  Acknowledgements.  Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement; and

(b)           Seller has no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Agreement or the Accelerated Share Repurchase Agreement, and the relationship between Company and Guarantor, on the one hand, and Seller and Company, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.

Section 4.14.  Other Derivatives.  Notwithstanding anything to the contrary contained herein, the Seller:

(a)           acknowledges that it has been advised by the Guarantor (A) that the EDCP Swaps are currently outstanding and (B) that IBM Entities may have entered into one or more Internal Equity Transactions;

(b)           agrees that the EDCP Swaps and any such Internal Equity Transactions, the transactions contemplated thereby and the performance by any IBM Entity of its obligations thereunder shall not constitute a breach of any representation, warranty or agreement by the Guarantor under this Agreement;

(c)           acknowledges and agrees that the EDCP Swaps may be renewed, extended or amended at the discretion of any IBM Entity during the Averaging Period and the Valuation Period, if any, and without any notice to or consent of the Seller, and such renewal, extension or amendment shall not constitute a breach of any representation, warranty or agreement by the Guarantor under this Agreement; provided, however, that any such renewal, extension or amendment does not include or result in, directly or indirectly, the purchase or sale of Shares in the public market;

(d)           acknowledges and agrees that any existing Internal Equity Transactions may be renewed, extended or amended at the discretion of any IBM Entity during the Averaging Period and the Valuation Period, if any, and without any notice to or consent of such Seller, and such renewal, extension or amendment shall not constitute a breach of any representation, warranty or agreement by the Guarantor under this Agreement; provided, however, that any such renewal, extension or amendment does not include or result in, directly or indirectly, the purchase or sale of Shares in the public market; and

(e)           acknowledges and agrees that nothing in this Agreement shall prohibit the Guarantor or any IBM Entity from entering into any Internal Equity Transaction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor has caused this Parent Guarantee Agreement to be duly executed and delivered as of the date first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Name:
Title:

Acknowledged and agreed by:

[SELLER]

By:
Name:
Title: